UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) March 15, 2007

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware	77-0431154
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, with zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Approval of Base Salary and Bonus Targets for Fiscal 2007
     On March 15, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Foundry Networks, Inc. (the “Company”), after considering a competitive market summary of total compensation for its executive officers, established the 2007 base salaries for its executive officers and approved the terms of the Company’s fiscal 2007 Executive Performance Incentive Plan (the “Incentive Plan”).
     The Incentive Plan is similar to those of prior years and provides for the payment of cash bonuses based upon the Company’s revenue, gross margin, operating income and certain management objectives. The amount of the total target bonus for each eligible executive officer (“Executive”) varies based upon the Executive’s position and base pay, with the exception noted below the target bonus is set at 40% of base pay. Under the Incentive Plan, the bonus is structured as follows: (i) twenty five percent (25%) of the Executive’s total target bonus is based upon the Company’s revenues, (ii) twenty five percent (25%) of the Executive’s total target bonus is based upon the Company’s gross margins, (iii) twenty five percent (25%) of the Executive’s total target bonuses are based upon the Company’s operating income, and (iv) twenty five percent (25%) of the Executive’s total target bonus is based upon the achievement of individual management bonus objectives aligned with the Company’s strategic goals. The Incentive Plan will be calculated on results of the full fiscal year 2007. The Company’s total revenues must exceed 95% of the Company’s internally budgeted amounts for the periods covered by the Incentive Plan (subject to exclusions of non-recurring events) for any bonuses to be paid under (i), (ii) or (iii) above. The actual bonus awarded in each category may exceed the total target bonus by up to 50% for exceeding the performance measures for that category, with the actual amounts awarded in excess of the total target bonus depending on the degree to which the performance measure is exceeded.
     The base salaries and the target bonuses that may be paid under the Incentive Plan to each of the following executive officers, including certain officers who were included as a named executive officer in the Company’s 2006 proxy statement, are as follows (subject to adjustment as described above):

		2007 Incentive Plan
		Target Bonus
		As Percentage
	Fiscal 2007	of Fiscal 2007
	Base Salary	Base Salary
Bobby R. Johnson, Jr., Chief Executive Officer and President	$600,000	50%
Laurence L. Akin, Senior Vice President of Worldwide Sales	$350,000	—
Dan Fairfax, Vice President, Finance and Administration, and Chief Financial Officer	$400,000	40%
Ken K. Cheng, Vice President and General Manager, High Value Systems Business Unit	$400,000	40%
Paul L. Twombly, Vice President, Customer Support	$360,000	40%
Rich Bridges, Vice President, Manufacturing	$400,000	40%

*	The target bonuses for 2007 for Bobby Johnson, Jr., the Company’s Chief Executive Officer, and Timothy D. Heffner, Vice President, Corporate Development, remain unchanged at 50% and 30% respectively. The target bonus for 2007 of $300,000 for Laurence L. Akin, the Company’s Senior Vice President of Worldwide Sales, is based on projected commissions from sales based on the Company’s 2007 sales plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: March 21, 2007	By:	/s/ DANIEL W. FAIRFAX
Daniel W. Fairfax
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)